Exhibit 31.1
Certification
I, Peter A. Cohen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Cowen Group, Inc:

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]

4.	[Intentionally omitted]

5.	[Intentionally omitted]

Date:	August 8, 2013	/s/ PETER A. COHEN
Name: Peter A. Cohen Title: Chief Executive Officer and President (principal executive officer)